EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT


1. Equity Marketing Hong Kong, Ltd., a Delaware corporation.

2. Synergy Promotions, S.A. de C.V., a Mexico corporation.

3. Corinthian Marketing, Inc., a Delaware corporation.